Exhibit 10.2

Execution Version

AMENDMENT TO ASSET PURCHASE AGREEMENT

THIS AMENDMENT TO ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of April 1, 2024 is entered into by and between Zinnia Distributor Solutions LLC, a Delaware limited liability company (together with one or more of its Affiliates to whom rights hereunder have been validly assigned, the “Purchaser”), and Ebix, Inc., a Delaware corporation (the “Seller”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the APA (as defined below).

RECITALS

Purchaser and Seller are party to that certain Asset Purchase Agreement, dated as of December 18, 2023 (the “APA”);

Section 10.3 of the APA permits amendments to the APA if in writing and executed by Purchaser and Seller; and

Purchaser and Seller desire to amend the terms of the APA on the terms and conditions stated herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements and covenants hereinafter set forth, and for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as set forth below.

1.	Amendment to Section 1.1. Section 1.1 of the APA is hereby amended to include the following defined terms:

“Tax Holdback Amount” means an amount equal to $8,000,000.

2.	Amendment to Estimated Purchase Price Definition. Section 1.1 of the APA is hereby amended to amend and restate in its entirety the following defined term:

“Estimated Purchase Price” means (a) the Base Amount, plus (b) the amount, if any, by which the Estimated Working Capital is greater than the Target Working Capital, minus (c) the amount, if any, by which the Estimated Working Capital is less than the Target Working Capital, minus (d) Estimated Deferred Revenue, minus (e) the Adjustment Escrow Amount, and minus (f) the Tax Holdback Amount.

3.

Amendment to Section 2.14(a). Section 2.14(a) of the APA is hereby amended and restated in its entirety as follows, and where applicable, deleted language is indicated by strikethrough and newly added language indicated by double underlining:

“(a) At least ten (10) Business Days prior to the anticipated Closing Date, Purchaser shall provide Seller an allocation of the amounts required to be paid by Purchaser pursuant to Section 2.9(a) among the Seller and each Subsidiary transferring assets hereunder (the “Closing Payment Allocation Schedule”). In the event the Seller notifies Purchaser that it disagrees with the Closing Payment Allocation Schedule delivered by Purchaser within three (3) days of delivery of the Closing Payment

Allocation Schedule by Purchaser, Purchaser and the Seller shall negotiate in good faith to resolve such disputed items as promptly as practicable; provided that, if the Seller does not deliver a notice of disagreement to Purchaser within three (3) days of delivery of the Closing Payment Allocation Schedule by Purchaser, the Closing Payment Allocation Schedule delivered by Purchaser shall be final. If Purchaser and the Seller are unable to reach agreement with respect to the Closing Payment Allocation Schedule within three (3) days after the delivery of the Closing Payment Allocation Schedule by Purchaser to the Seller, the parties shall submit the dispute to the Bankruptcy Court for final resolution. Within 90 days following the Closing, Purchaser shall deliver to the Seller a schedule allocating the Purchase Price, the Assumed Liabilities, and all other amounts treated as consideration for U.S. federal income tax purposes (collectively, the “Tax Consideration”) among the Transferred Assets (the “Allocation Schedule”). The Allocation Schedule shall be reasonable, shall be prepared in accordance with (and to the extent necessary to comply with) Section 1060 of the IRC Code and the applicable regulations promulgated thereunder and shall be consistent with the Closing Payment Allocation Schedule; provided, however, that notwithstanding the foregoing, in the event that, within thirty (30) days following the Closing, Seller delivers to Purchaser a valuation report prepared by a third party valuation expert, and such report, directly or indirectly, reasonably allocates the Tax Consideration among the Seller and each Subsidiary transferring assets under this Agreement in a manner that is materially different than the schedule previously provided by Purchaser to Seller which is attached as Exhibit A to this Agreement, which previously provided schedule, pursuant to the preceding sentence, constitutes the Closing Payment Allocation Schedule, then Purchaser will consider such report in good faith and, if the Purchaser, in its sole discretion, agrees to any adjustments, the Closing Payment Allocation Schedule may be adjusted as so agreed by the Purchaser in which case the adjusted Closing Payment Allocation Schedule shall be utilized for purposes of determining the Allocation Schedule. In the event the Seller notifies Purchaser that it disagrees with the Allocation Schedule delivered by Purchaser within fifteen (15) days of delivery of the Allocation Schedule by Purchaser, Purchaser and the Seller shall negotiate in good faith to resolve such disputed items as promptly as practicable; provided that, if the Seller does not deliver a notice of disagreement to Purchaser within fifteen (15) days of delivery of the Allocation Schedule by Purchaser, the Allocation Schedule delivered by Purchaser shall be final. If Purchaser and the Seller are unable to reach agreement with respect to the Allocation Schedule within 30 days after the delivery of the Allocation Schedule by Purchaser to the Seller, the parties shall submit the dispute to the Bankruptcy Court for final resolution. The Seller and the Purchaser shall submit the relevant information, books and records, as applicable, and all other data necessary for, or requested by, the Bankruptcy Court to make its determination. The determination of the Bankruptcy Court solely in respect of the specifically disputed items shall be final and binding upon the parties, and the Allocation Schedule shall be revised solely to reflect such determinations, and thereafter such revised Allocation Schedule shall be deemed agreed to by the parties. The parties shall be bound by the agreed (or deemed agreed) Allocation Schedule (as adjusted pursuant to the prior sentence), and the parties shall, and shall cause their respective Affiliates to, report, act and file all Tax Returns in all respects and for all purposes consistent with such allocation.

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4.	Amendment to Article 2. Article 2 of the APA is hereby amended to include a new Section 2.18 as follows:

“2.18  Indian Tax Liability.

(a)

Subject to the terms, conditions and limitations set forth in this Section 2.18(a), from and after the Closing, Seller shall indemnify Purchaser for any Losses incurred by Purchaser or its Affiliates directly resulting from any the failure of Seller or its Subsidiaries to timely pay any income Taxes to any applicable Governmental Entities in India in respect of tax year 2023 (the “India Taxes” and such Losses, “India Tax Losses”). For any indemnification claims by Purchaser pursuant to this Section 2.18(a), Purchaser shall provide Seller a detailed written account of such Losses. Seller reserves the right to challenge any claim for indemnification by giving Purchaser notice, within 30 days, that it disputes Purchaser’s indemnification claim. Purchaser’s sole right of recovery for any India Tax Losses in respect of this Section 2.18(a) is via the usage of the Tax Holdback Amount. For the avoidance of doubt, Purchaser shall have no further right of recovery under this Section 2.18(a) once the Tax Holdback Amount has been exhausted or released.

(b)

Within two (2) Business Days of the earlier of (i) the date on which Seller provides Purchaser with evidence (including by providing evidence of a wire transfer, payment by check or other similar means) that Seller and/or its Subsidiaries have paid to the applicable Governmental Entities in India an amount equal to the portion of the proceeds paid by Purchaser to EbixCash Limited at the Closing in accordance with Section 2.9(a) and Section 2.14 in respect of the India Taxes and (ii) the expiration of the statute of limitations under applicable Law with respect to the payment of the India Taxes, Purchaser shall pay to Seller an amount equal to the excess, if any, of (A) the Tax Holdback Amount over (B) the amount of the Tax Holdback Amount used to pay, cure, satisfy or cover Seller’s indemnification objections in respect of India Tax Losses pursuant to and in accordance with Section 2.18(a).

5.	No Further Amendments. Except as expressly amended herein, the APA will continue in full force and effect in accordance with its terms.

6.	Incorporation by Reference. Article 10 of the APA be, and each of them hereby is, incorporated in and made a part of this First Amendment as if set forth in full herein.

7.

Counterparts. This Amendment may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument. The exchange of a fully executed Amendment (in counterparts or otherwise) by electronic transmission in .PDF format, or other agreed format shall be sufficient to bind the parties to the terms and conditions of this Amendment. Minor variations in the form of the signature page, including footers from earlier versions of this Amendment, shall be disregarded in determining the party’s intent or the effectiveness of such signature.

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IN WITNESS WHEREOF, the undersigned have each executed this First Amendment to Asset Purchase Agreement as of the date first written above.

PURCHASER:

ZINNIA DISTRIBUTOR SOLUTIONS LLC

By:	/s/ Michele Trogni
Name:	Michele Trogni
Title:	Chief Executive Officer

[Signature Page to Amendment to Asset Purchase Agreement]

SELLER:

EBIX, INC.

By:	/s/ Peter Fitzsimmons
Name:	Peter Fitzsimmons
Title:	Chief Restructuring Officer

[Signature Page to Amendment to Asset Purchase Agreement]

Exhibit A

Closing Payment Allocation Schedule

Country	Allocation of Purchase Price (in millions)

India	$7.60

Dubai	$14.00

Singapore	$25.00

US	$339.90

Total	$386.50

[Signature Page to Amendment to Asset Purchase Agreement]